Exhibit 10.4

Warrant Terms for Warrants
Issued to Employees

THE WARRANT TERMS BELOW APPLY TO ALL WARRANTS GRANTED TO EMPLOYEES DURING THEIR EMPLOYMENT WITH RVeloCITY, Inc., a Delaware corporation dba RVnGO (the “Company”). These Warrants are separate and apart from any Options or Restricted Stock issued under the Amended and Restated Omnibus Incentive Compensation Plan (the “Plan”). Terms used herein and not defined shall have the meaning set out in the Plan

1. Grant of Warrant. The Company grants to the employee( the “Grantee “ or “Employee”) the right to purchase from the Company all or any part of an aggregate of the number of shares of stock (the “Warrant”) specified by the Company at the time of the Grant. The delivery of any document evidencing the Warrant is subject to the provisions of these terms herein . Any Warrant granted under these terms are not intended to be an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Purchase Price. The purchase price per share of stock pursuant to the Warrant shall not be less than the Fair Market Value of one share of Stock on the Grant Date; provided, however , that the purchase price per share under each Option shall be no less that the par value of the Common Stock ($0.0001).

3. Vesting of Warrant.

(a) General Rule. The Warrant granted pursuant to Section 1 above shall become vested and exercisable immediately upon the Date of Grant.

(b) Termination. Upon a termination of employment with or without cause, or upon the resignation or retirement of the Grantee, the Warrant shall not lapse and will continue to the Expiry Date except as set forth in the Grantee’ s employment agreement or separation agreement, if any. However, The Company has the right to set off the Fair Market Value of the Warrants at the time of termination against any amounts owed by the employee to the Company. These Warrants will then be cancelled and expire prior to the Expiry Date of the Warrants.

(c) Disability or Death. Notwithstanding Section 3(a) or 3(b) above, if the Grantee incurs a termination of employment on account of Disability or death before the Warrant expires, the Warrant shall lapse, unless it is previously exercised, on the earlier of: (i) the scheduled Expiry Date of the Warrant; or (ii) 12 months after the date of the Grantee’ s termination of employment on account of death or Disability.

4. Exercise of Warrant. Warrants may be exercised in whole or in part at any time before the Warrant expires by delivery of a written notice of exercise (under Section 5 below) and payment of the purchase price. The purchase price is to be paid in cash.

5. Method of Exercising Warrant. The Warrant may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company. The notice shall state the Grantee’s election to exercise the Warrant and the number of underlying shares in respect of which an election to exercise has been made. Such notice shall be signed by the grantee, or if the Warrant is exercised by a person or persons other than the grantee because of the grantee’ s death, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Warrant.

6. Term of Warrant. Ant Warrants granted to employees expires, unless sooner terminated 5 years from the Grant Date, through and including the normal close of business of the Company on the 5th anniversary of the Grant Date (the “Expiry Date”).

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7. Disqualifying Disposition. The Grantee shall notify the Company if the Grantee disposes of any shares of Stock subject to the Option in a “disqualifying disposition “ as described in Section 422 of the Code. Such notice must be provided within 15 days following the date of the disqualifying disposition and must include the date or dates of the disposition , the number of shares of Stock subject to the disposition , and the consideration received , if any, for the shares of Stock. Upon request by the Company, the Grantee agrees to forward to the Company the amount necessary to satisfy any federal, state or local taxes as are required by law to be withheld upon the disqualifying disposition. If requested by the Company, the Grantee also agrees to forward to the Company up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any other applicable taxes or assessments that may be incurred as a result of the disqualifying disposition.

8. Stockholder Rights. The Warrant granted by this Agreement may not be transferred or assigned by the Grantee or by operation of law, other than by will or by the laws of descent and distribution . Prior to the date that the Warrant is exercised by the Grantee, the Grantee shall have no right to vote and no right to receive dividends or other distributions with respect to the Warrant. From and after the date that the Warrant is exercised , the Grantee shall possess all incidents of ownership of the shares of Stock purchased pursuant to the exercise of the Option , including the right to receive dividends with respect to such shares of Stock and the right to vote such shares of Stock.

9. Right to Terminate Service. Nothing contained in this Agreement shall create a contract of employment (or service) or give the Grantee a right to continue in the employ of the Company or any Subsidiary, or restrict the right of the Grantee to terminate his employment at any time or the Company or a Subsidiary to terminate the employment of the Grantee at any time.

10. Adjustments. Upon the occurrence of certain events relating to the Company’ s Stock as contemplated by Section 10 of the Plan, an adjustment shall be made to the number of shares of Stock issued hereby as the Company, in its sole discretion, deems equitable or appropriate to prevent dilution or enlargement of the rights of the Grantee.

11. Taxes and Withholding. THE GRANTEE SHALL SATISFY ANY FEDERAL, STATE, LOCAL OR FOREIGN EMPLOYMENT OR INCOME TAXES DUE UPON THE VESTING OF OPTIONS (OR OTHERWISE) BY (I) PERSONAL CHECK OR OTHER CASH EQUIVALENT ACCEPTABLE TO THE COMPANY, (II) PERMITTING THE GRANTEE TO EXECUTE A SAME DAY SALE OF STOCK PURSUANT TO PROCEDURES APPROVED BY THE COMPANY, OR (III) SUCH OTHER METHOD AS APPROVED BY THE COMMITTEE, ALL IN ACCORDANCE WITH APPLICABLE COMPANY POLICIES AND PROCEDURES AND APPLICABLE LAW.

12. Clawback. Pursuant to Section 12.6 of the Plan, every Warrant issued to an Employee is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company. The Grantee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback “ provision imposed by applicable federal or state law or prescribed by any policy of the Company such as the Company policy on its right of set off.

13. No Violation of Code of Ethics and Business Conduct, Securities Laws and Securities Trading Policy.

(a) The Company shall not be obligated to make any payment or issuance of securities hereunder if such payment, in the opinion of counsel for the Company, would violate any applicable securities laws. The Company shall be under no obligation to register any shares of Stock or any other property pursuant to any securities laws on account of the transactions contemplated by this Agreement.

(b) The Grantee understands and agrees that under the Company’s Securities Trading Policy, as is in effect from time to time, a copy of which is available upon request from the Company’s General Counsel (the “Trading Policy”), employees and Directors of the Company, including the Grantees of Options , may be restricted from selling any shares of Stock received after the Option is exercised during certain restricted trading periods.

(c) In the event the Company determines or discovers during or after the course of the Grantee’s employment or service that the Grantee engaged in any act(s) that are contrary to the Company’s best interests, including\ , but not limited to, violating the Company’s Code of Ethics and Business Conduct, engaging in unlawful trading in the securities of the Company, or engaging in any other activity which constitutes gross misconduct , then, to the maximum extent permissible under applicable law, the Committee may, in its sole discretion, (i) cancel all or any portion of the unvested Option; or (ii) require the Grantee to repay to the Company the value of any Option that was vested and exercised during the 12-month period prior to the date on which the Grantee engaged in such activity or took any such action, with such amount to be paid to the Company by the Grantee , in cash , based on the fair market value of the Stock on the date the underlying Option was exercise d, within 10 days notification of such activity, and the Company is hereby authorized to deduct such amount from any other amounts otherwise due the Grantee.

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Form of NOTICE OF EXERCISE

RVeloCITY, Inc., a Delaware corporation dba RVnGO (the “Company”)

The undersigned hereby elects to purchase ___________________shares of Class A common stock of the Company pursuant to the terms set forth in the Company’s Policy with respect to Warrants granted to Employees pursuant to the terms of their employment and tenders herewith payment [in cash] of the purchase price for such shares in fu ll, together with all applicable transfer taxes, if any.

GRANTEE:

Date:		By:

Address:

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